EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

As the successor firm to Corbin & Wertz, we consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-104740) of Corbin & Wertz's report dated October 22, 2002, on Corbin & Wertz's audit of the financial statements of Quicktest 5, Inc. as of June 30, 2002, and for each of the years in the two-year period then ended, which report is included in QT 5, Inc.'s Definitive Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on December 11, 2002.

We also consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-104740) of our report dated August 19, 2003, except for Note 11, as to which the date is September 5, 2003, on the consolidated financial statements of QT 5, Inc. as of June 30, 2003, and for each of the years in the two-year period then ended, which report is included in QT 5, Inc.'s Transition Report on Form 10-KSB filed with the Securities and Exchange Commission on September 23, 2003.


                                          /s/ Corbin & Company, LLP
                                          CORBIN & COMPANY, LLP


Irvine, California
January 9, 2004



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